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Exhibit 10.27

TRAINING CENTER AGREEMENT

        This Training Center Agreement ("Agreement") is made and entered into as of                                    , 200_ (the "Effective Date") by and between Accuray Inc., a California corporation having its principal place of business at 1310 Chesapeake Terrace, Sunnyvale, California 94089 ("Accuray"), and                                    , a                                    , with its principal place of business at                                    ("Training Center" and, together with Accuray, the "Parties"). Accuray desires to have Training Center provide training to certain of Accuray's customers regarding Accuray's CyberKnife® System and Training Center is willing to perform such training on the terms set forth more fully below. In consideration of the mutual promises contained herein, the Parties agree as follows:

1.     Training Services.

  1.1.
  Nature of Training Programs.    During the term of this Agreement, Training Center, along with personnel from Accuray's Training Department, will conduct training programs ("Programs") for certain of Accuray's customers ("Customers") at Training Center. The standard training format that Accuray provides to its Customers consists of (1) "Technical Training;" (2) a "Clinical Site Visit;" and (3) "On-site Training." The Programs conducted at Training Center pursuant to this Agreement shall primarily be training programs that constitute the "Clinical Site Visit." Occasionally, at the request of Accuray and if the Parties mutually agree to such a Program, the Training Center may also conduct additional training programs such as Specialty Training Programs. Customers who attend Programs at Training Center will complete Technical Training prior to attending any such Programs.

  1.2.
  Duration of Training Programs.    Each Program will last for two (2) days. Each Program typically shall include training for up to six (6) individuals, however, Accuray reserves the right to include up to twelve (12) individuals in a Program. In the event that Accuray includes more than twelve (12) individuals in a Program, then Accuray agrees that it shall pay Training Center an additional $200.00 for each individual beyond twelve (12) that Accuray includes in such Program, with such additional payment to be added to the Facility Fee for such Program.

  1.3.
  Scheduling of Training Programs.    When Accuray wishes to have Training Center conduct a Program, Accuray will contact Training Center in advance of the desired dates for such Program. Accuray and Training Center will then mutually agree upon the dates and times for the applicable Program.

  1.4.
  Modifications to Scheduled Programs by Training Center.    Once Training Center has agreed to conduct a Program on a certain date and time, Training Center shall conduct the Program as scheduled and any changes to the date and time of such Program by Training Center must be approved by Accuray in writing in advance of such Program. In any event, Training Center shall use its best efforts to provide Accuray with a minimum of four (4) weeks notice of any change with respect to the date or time of a scheduled Program. Failure of Training Center to provide Accuray with such advance notice shall be grounds for Accuray to terminate this Agreement, at Accuray's sole option. Additionally, Training Center acknowledges and agrees that once Accuray and Training Center have agreed upon a date and time for a Program, Accuray will incur expenses associated with the Program, for example relating to the coordination and scheduling of such Program by Accuray's Training Department for its Customers, travel to the Training Center for personnel from Accuray's Training Department, etc. As a result, should Training Center provide Accuray with less than four (4) weeks notice of a change to a scheduled Program or not be prepared to proceed with a scheduled Program, then Customer shall promptly reimburse Accuray for any reasonable expenses incurred by Accuray.

  1.5.
  Modifications to Scheduled Programs by Accuray.    Accuray shall provide a minimum of two (2) weeks notice to Training Center of a change in the date or cancellation of any scheduled Program. Should Accuray fail to provide Training Center with at least two (2) weeks prior notice of any change in the date or cancellation of any scheduled Program then Accuray will pay Training Center a flat fee of up to $2,000.00 in order to compensate Training Center for any inconvenience and/or expenses incurred as a result of such change or cancellation.

  1.6.
  Format of Training Programs.    The purpose of each Program is to allow Customers' personnel experience clinical interaction with their respective peers in order to gain an understanding of and benefit from the clinical experience of Training Center personnel, including the application of Accuray products to different types of cases. Each Program will include:

  (a)
  discussions by Training Center personnel of treatment protocols for intracranial, spine and other extracranial applications;

  (b)
  observation of actual patient treatments using the CyberKnife system;

  (c)
  an explanation of quality assurance practices and use of the CyberKnife delivery and planning system;

  (d)
  review of actual patient cases, plans and outcomes; and

  (e)
  didactic presentations on topics related to the clinical experiences and CyberKnife System program at Training Center.

        Training Center will make reasonable attempts to match the backgrounds and/or specialties of its personnel conducting the Programs with the backgrounds and/or specialties of the Customers attending such Program.

  1.7.
  Content of Training Programs.    Prior to Training Center conducting any Programs, Accuray and Training Center shall collaborate on the content of the Programs to be presented at Training Center and the selection of presenters; provided, however, that Training Center shall submit all training materials and content to be presented at a Program as well as a list of the presenters to Accuray for its review and approval at least thirty (30) days prior to such Program unless Accuray specifically waives this requirement in writing prior to such Program. Likewise, Training Center shall also notify Accuray of any changes to the training materials, content or the list of presenters for a Program and obtain Accuray's prior written approval for such changes if Training Center seeks to modify such items once Accuray has initially reviewed and approved them. Training Center acknowledges and agrees that it will not conduct any training or give any instructions at any Program that are inconsistent with the recommended procedures and instructions contained in Accuray' s User's Manuals. For example, Training Center shall not train Customers on or recommend prone treatments or treatments using a different number of fiducials than Accuray recommends in its User's Manuals. Training Center shall also require that its presenters disclose when an Accuray product under discussion is not approved in any country in which a Customer's site is located.

  1.8.
  Frequency of Programs.    Accuray makes no representations as to how frequently Programs will be conducted at Training Center, however Accuray and Training Center shall mutually agree on the dates and times for all such training activities.

  1.9.
  Training Center Representatives.    The following Training Center Personnel shall act as "Training Center Representatives" and thereby conduct and/or participate in all Programs at Training Center along with personnel from Accuray's Training Department:

            •        [List names of Training Center Representatives]

            •

            •

            •

            •

            •

        The Training Center shall be responsible for ensuring that the Training Center Representatives are present at and conduct and/or participate in, as applicable, each scheduled Program. In the event that a Training Center Representative is unable to attend a scheduled Program, then the Training Center shall identify to Accuray a suitable individual with the same specialty and similar credentials and request Accuray's approval for such substitution. Any changes to the Training Center Representatives conducting and/or participating in a Program must receive prior written approval from Accuray, such approval not to be unreasonably withheld.

2.     Training Center Prerequisites.

  2.1.
  Accuray requires that all of its Training Centers meet and maintain the following clinical criteria in order to qualify as a Training Center:

  (a)
  Training Center has been actively treating patients for at least one (1) year;

  (b)
  Training Center has completed more than seventy-five (75) patient treatments;

  (c)
  Training Center is treating more than twelve (12) patients per month;

  (d)
  Training Center maintains a varied patient base;

  (e)
  Training Center is treating intracranial and spine patients;

  (f)
  Training Center also treats at least three (3) extracranial patients, including some soft tissue, per month; and

  (g)
  Training Center employs a dedicated multi-disciplinary team of physicians.

        Training Center represents that: (i) as of the Effective Date of this Agreement it complies with the above Training Center Requirements; (ii) it will continue to do so during the term of this Agreement; and (iii) Training Center shall notify Accuray immediately in the event that it fails to meet any of the above Training Center Requirements during the term of this Agreement.

3.     Compensation.

  3.1
  Compensation to Training Center.    For each Program conducted at Training Center, Accuray will pay Training Center a facility fee of $2,500 USD (the "Facility Fee"). The Facility Fee is intended to compensate Training Center for the support of its Director of Cancer Services, radiation therapists and administrative support. All payments to the Training Center will be made payable to the hospital or a designated department within thirty (30) days of the invoice date. The Parties acknowledge that payment of the Facility Fee to Training Center is consistent with the fair market value of such services and is not conditioned in any way on

    (i) the volume or value of any business (i) between Accuray and any other party or (ii) the volume or value of any business resulting, directly or indirectly, from any of Training Center's other activities.

  3.2.
  Honorariums.    In addition to the Facility Fee, which shall be paid to the Training Center, Accuray will provide compensation to Training Center's employed and non-employed clinical staff for each Program that such individuals conduct and/or participate in, as follows:

                    •        Physicians: $375 USD per hour with a maximum of $3,000 USD per Program

                    •        Physicists: $300 USD per hour with a maximum of $2,400 USD per Program

    Compensation for the individuals listed above shall be conditioned on such individuals actually conducting or participating, as applicable, in each Program and Accuray's receipt and approval of accurate and detailed records of the time spent, including an hourly accounting of the time spent by each individual seeking compensation in connection with this Agreement, and services performed by such individuals. The Parties acknowledge that payment for the services provided by the individuals listed above is consistent with the fair market value of such services and is not conditioned in any way on (i) the volume or value of any business (i) between Accuray and any other party or (ii) the volume or value of any business resulting, directly or indirectly, from any of such individual's other activities. Accuray will pay honorariums for the Training Center's employed staff to the Training Center. Accuray will pay honorariums for the Training Center's non-employed clinical staff directly to such individuals. Subject to the foregoing, Accuray will pay all invoices submitted in accordance with this Section within thirty (30) days of Accuray's receipt and approval of such invoices.

  3.3.
  Additional Expenses.    Training Center shall not be responsible for the hotel, airfare, meals, other travel related expenses or training material related expenses incurred by Accuray's Customers in connection with the Programs. Accuray shall provide the necessary training materials for its Customers. In addition, Accuray will reimburse Training Center for all reasonable expenses incurred by Training Center for catering the Programs, up to a maximum of $2,000 USD. Accuray will not reimburse Training Center for any expenses incurred by Training Center for catering the Programs in excess of $2,000 USD unless Training Center shall receive prior written approval for any such expenses from Accuray's Senior Manager of Worldwide Training or equivalent Accuray representative. Any reimbursement by Accuray for catering expenses incurred by Training Center shall be conditioned on Accuray's receipt and approval of detailed receipts evidencing Training Center's payment of such expenses. Subject to the foregoing, Accuray will reimburse Training Center for such catering expenses within thirty (30) days of Accuray's receipt and approval of the invoice for such catering expenses. All other expenses incurred by Training Center in connection with this Agreement shall be the sole responsibility of Training Center.

4.     Independent Contractor Status.

  4.1.
  It is the Parties' intent that Training Center at all times, and with respect to all Programs and services covered by this Agreement function as and remain an independent contractor, and nothing in this Agreement is intended to nor shall it be construed to create a partnership, joint venture, or employment relationship between Accuray and Training Center. Likewise, Training Center and its personnel and employees are not agents, employees or officers of Accuray, and neither Party shall represent to third parties that Training Center or its personnel or employees are agents, employees or officers of Accuray. Training Center and its personnel and employees shall have no authority to bind Accuray by contract or otherwise.

  4.2.
  Training Center and its personnel and employees, as applicable, shall be responsible for the payment of all taxes on amounts received from Accuray in connection with the Programs. If the Training Center is located in the United States, then Accuray will regularly report amounts paid to Training Center's personnel or employees by filing Form 1099-MISC with the Internal Revenue service, as required by law. If the Training Center is located outside of the United States, then Training Center and/or the Customers, as applicable, shall be responsible for any applicable taxes or the like in that particular territory or jurisdiction. No part of any honorariums paid to Training Center's personnel or employees will be subject to withholding by Accuray for payment of any social security, unemployment or disability insurance, federal, state or other employee payroll taxes or similar items. Training Center agrees to indemnify and hold Accuray harmless from and against all claims, damages, losses, costs and expenses, including reasonable fees and expenses of attorneys and other professionals, relating to any obligation imposed by law on Accuray to pay any social security, unemployment or disability insurance, federal, state or other employee payroll taxes or similar items in connection with compensation received by Training Center's personnel or employees pursuant to this Agreement.

  4.3.
  Training Center shall furnish Accuray with proof of Worker's Compensation Insurance (or like insurance) coverage for all of Training Center's personnel or employees who provide services pursuant to this Agreement.

  4.4.
  Training Center will maintain adequate insurance to protect Training Center from the following: (i) claims under workers' compensation and state disability acts; (ii) claims for damages because of bodily injury, sickness, disease or death that arise out of any negligent act or omission of Training Center; and (iii) claims for damages because of injury to or destruction of tangible or intangible property, including loss of use resulting therefrom, that arise out of any negligent act or omission of Training Center.

5.     Confidentiality.

  5.1.
  Confidential Information.    "Confidential Information" means and will include (i) Accuray proprietary information, materials or knowledge, technical data, trade secrets or know-how, including, but not limited to, research, product plans, product specifications, services, customers, customer lists, pipeline documents, marketing plans and strategies, software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, circuit board designs, logic designs for filters and/or circuit boards, Accuray financials or other business information disclosed by Accuray either directly or indirectly in writing, orally, or by drawings or inspection of parts or equipment; (ii) the Inventions (as defined below); and (iii) the existence and terms and conditions of this Agreement. Confidential Information also includes any other information designated by Accuray as such upon its disclosure to Training Center.

  5.2.
  Disclosure.    Training Center and its personnel and employees will not, during or subsequent to the term of this Agreement, use Accuray's Confidential Information for any purpose whatsoever other than conducting the Programs on behalf of Accuray. Training Center and its personnel and employees will not disclose Accuray's Confidential Information to any third party, and understands that said Confidential Information shall remain the sole property of Accuray. Training Center further agrees to take all reasonable precautions to prevent any unauthorized disclosure of such Confidential Information including, but not limited to, having each employee of Training Center or individual providing services to Training Center in connection with the Agreement with access to any Confidential Information, enter into and be bound by an agreement containing provisions in Accuray's favor substantially similar to those contained in this Section of the Agreement. Confidential Information does not include information which, upon disclosure to Training Center is part of the public domain; can be established by written evidence to have been in the possession of Training Center at the time of disclosure; is received by Training Center from a third party without restriction and without breach of this Agreement; or has become publicly known and made generally available through no wrongful act of Training Center. If Training Center is required to disclose Confidential Information by lawfully issued subpoena or by an authorized order of a government agency, Training Center will immediately so inform Accuray, and will use best efforts to minimize the disclosure of such Confidential Information and will consult with and assist Accuray in seeking a protective order prior to such disclosure.

  5.3.
  Confidentiality Indemnity.    Training Center agrees that Training Center will not, during the term of this Agreement, improperly use or disclose to Accuray or any of its employees any proprietary information or trade secrets of any other person or entity with which Training Center has an agreement, or to which Training Center has a duty, to keep in confidence information acquired by Training Center. Training Center will indemnify Accuray and hold it harmless from and against all claims, liabilities, damages and expenses, including reasonable attorneys' fees and costs of suit, arising out of or in connection with any violation or claimed violation of a third party's rights resulting in whole or in part from the Programs conducted by Training Center under this Agreement (collectively, a "Claim").

  5.4.
  Return of Confidential Information.    Upon the termination of this Agreement, or upon Accuray's earlier request, Training Center will deliver to Accuray all of Accuray's property and all Confidential Information in tangible form that Training Center or its personnel or employees may have in the their possession or control.

6.     HIPAA.

  6.1.
  Compliance with HIPAA.    In performing the Services hereunder, Accuray may receive from Training Center, or create or receive on behalf of Training Center, patient healthcare, billing, or other confidential patient information, "Patient Information". Patient Information, as the term is used herein, includes all "Protected Health Information," as that term is defined in 45 CFR 164.501. Accuray shall use Patient Information only as necessary to assist in conducting the Programs under this Agreement. Accuray shall comply with all laws, rules and regulations relating to the confidentiality of Patient Information, including the applicable provisions of the privacy regulations promulgated pursuant to Health Insurance Portability and Accountability Act of 1996 "HIPAA".

  6.2.
  De-Identified Information for Training Centers in United States.    If the Training Center is located in the United States, with the exception of the Customers' observation of actual patients, the Training Center shall provide Accuray with only de-identified Protected Health Information, in accordance with the requirements of 45 CFR 164.514, wherever possible. Any information provided to or shared with Accuray in connection with this Agreement shall have all identifying patient information removed, including, but not limited to, names, addresses, zip codes, telephone numbers, social security numbers, medical record numbers, health plan numbers, and so on, and shall be assigned a de-identified record code in accordance with 45 CFR 164.514(c) wherever possible.

  6.3.
  De-Identified Information for Training Centers Outside United States.    If the Training Center is located outside the United States, then, with the exception of the Customers' observation of actual patients, the Training Center shall only provide Accuray with information in a format that complies with any applicable laws or regulations governing or relating to the privacy and protection of patient information, wherever possible.

  6.4.
  Patient Consent.    Training Center shall ensure that all necessary authorizations that may be required under any applicable state, federal or local laws, regulations or and ordinances are obtained from patients prior to allowing any Accuray employees or Customers to observe the treatments of such patients.

7.     Indemnification.

  7.1.
  Each Party agrees to indemnify, hold harmless and defend the other from and against any and all claims, damages, losses and expenses, including court costs and reasonable attorneys' fees, arising out of or resulting from the actions or inactions of the indemnifying Party. Without limiting the generality of the foregoing, each Party shall be responsible for the information which it conveys to Customers at Programs being conducted pursuant to this Agreement. Accuray shall be responsible for the content of the training materials it provides in connection with the Programs as well as for information communicated orally by its Training Department personnel as part of the Programs. Training Center shall be responsible for any information which it or its personnel, employees or agents communicate to Customers in connection with the Programs to the extent that that such information is not expressly contained in writing in the training materials provided by Accuray or in the spoken communications of personnel from Accuray's Training Department during the Programs.

8.     Status of Training Center.

  8.1.
  Nothing herein shall be in any way construed to endorse Training Center as an authorized training site to conduct manufacturer-certified training for any products manufactured by Accuray and Training Center shall not represent itself as such.

9.     Term.

  9.1.
  Term.    This Agreement shall be effective as of the Effective Date and will terminate one (1) year following the Effective Date unless otherwise extended in writing by mutual agreement of the Parties or terminated in accordance with Section 10 below.

10.   Termination.

  10.1.
  Termination by Either Party.    Either Party may terminate this Agreement at any time by providing sixty (60) days written notice.

  10.2.
  Termination in Connection with Governmental Action.    The Parties shall attempt to amend this Agreement upon receipt of any Governmental Action in order to comply with such Governmental Action. If the Parties, acting in good faith, are unable to make the amendments necessary to comply with such Governmental Action, or, alternatively, if either Party determines in good faith that compliance with the Governmental Action is impossible or infeasible, this Agreement shall terminate ten (10) days after one Party notifies the other of such fact. For purposes of this Section 10(b)(ii), the term "Governmental Action" shall mean any legislation, regulation, rule or procedure passed, adopted or implemented by any federal, state or local government or legislative body or any private agency, or any notice of a decision, finding, interpretation or action by any governmental or private agency, court or other third party which, in the opinion of counsel to Accuray, because of the arrangement between the Parties pursuant to this Agreement, if or when implemented, would: (A) constitute a violation of any federal, state or local law; or (B) subject either Party, or any of their respective employees or agents, to civil or criminal liability or prosecution on the basis of their participation in executing this Agreement or performing their respective obligations under this Agreement.

  10.3.
  Similar Agreement.    If this Agreement is terminated for any reason within one-year of the Effective Date, the Parties shall not enter into the same or substantially the same arrangement contemplated by this Agreement during the period which is one-year following the Effective Date.

11.   Effect of Termination.

  11.1.
  Upon the expiration or any termination of this Agreement, Accuray will pay Training Center any amounts that are due and payable for Programs performed by Training Center prior to the effective date of expiration or termination within thirty (30) days of such date.

  11.2.
  Upon the expiration or termination of this Agreement for any reason, Training Center will promptly notify Accuray of all Confidential Information in Training Center's possession or control and will promptly deliver all such Confidential Information to Accuray, at Training Center's expense and in accordance with Accuray's instructions.

12.   Damages.

  12.1.
  ACCURAY'S AGGREGATE LIABILITY IN DAMAGES OR OTHERWISE SHALL NOT EXCEED THE AMOUNT ACCURAY HAS PAID TRAINING CENTER HEREUNDER DURING THE TWELVE (12) MONTH PERIOD PRECEDING THE CLAIM.

13.   Limitation of Liability.

  13.1.
  IN NO EVENT WILL ACCURAY BE LIABLE FOR ANY SPECIAL, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES OF ANY KIND IN CONNECTION WITH THIS AGREEMENT, EVEN IF ACCURAY HAS BEEN INFORMED IN ADVANCE OF THE POSSIBILITY OF SUCH DAMAGES.

14.   Assignment.

  14.1.
  Training Center may not assign or transfer any of Training Center's rights or interests or delegate any of Training Center's obligations under this Agreement, in whole or in part, without Accuray's express prior written consent. Any attempted assignment, transfer or delegation, without such consent, will be void, except that Accuray may assign this Agreement, without Training Center's consent, to an affiliate or to a successor or acquirer, as the case may be, in connection with a merger or acquisition, or the sale of all or substantially all of Accuray's assets or the sale of that portion of Accuray's business to which this Agreement relates. Subject to the foregoing, this Agreement will be binding upon and will inure to the benefit of the Parties' permitted successors and assigns.

15.   Arbitration and Equitable Relief.

  15.1.
  Arbitration.    Except as provided in Section 15.2 below, Accuray and Training Center agree that any dispute or controversy arising out of or relating to any interpretation, construction, performance or breach of this Agreement shall be settled by arbitration to be held in Santa Clara County, California before a single, neutral arbitrator associated with the Judicial Arbitration and Mediation Service ("JAMS"). The arbitrator shall be selected by the Parties or, if the Parties are unable to agree, by JAMS, in accordance with its selection practices. The arbitrator may grant injunctions or other relief in such dispute or controversy. Any arbitration taking place shall be conducted by JAMS or its successor, in accordance with the JAMS arbitration rules and procedures then in effect. Any arbitration taking place between the parties shall be conducted in the English language. The decision of the arbitrator shall be final, conclusive, and binding on the Parties to the arbitration. Judgment may be entered on the arbitrator's decision in any court of competent jurisdiction. Unless otherwise required to preserve the enforceability of this arbitration clause, Accuray and Training Center shall each pay one-half of the costs and expenses of such arbitration.

  15.2.
  Equitable Relief.    Training Center agrees that it would be impossible or inadequate to measure and calculate Accuray's damages from any breach of the covenants set forth in Section 5 herein. Accordingly, Training Center agrees that if Training Center breaches Sections 5, Accuray will have available, in addition to any other right or remedy available, the right to obtain from any court of competent jurisdiction an injunction restraining such breach or threatened breach and specific performance of any such provision. Training Center further agrees that no bond or other security shall be required in obtaining such equitable relief and Training Center hereby consents to the issuances of such injunction and to the ordering of such specific performance.

16.   Miscellaneous.

  16.1.
  Amendments and Waivers.    Any term of this Agreement may be amended or waived only with the written consent of the Parties.

  16.2.
  Entire Agreement.    This Agreement, including the Exhibits hereto, constitutes the entire agreement of the Parties and supersedes and replaces all oral negotiations and prior writings with respect to the subject matter hereof.

  16.3.
  Termination of Prior Agreement.    The Parties hereby acknowledge and agree that any prior agreement between the Parties related to the subject matter hereof shall automatically terminate upon the Parties' signature of this Agreement and that the terms and conditions set forth in this Agreement shall govern Training Center's provision of Programs hereunder.

  16.4.
  Governing Law.    The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of California, without giving effect to its principles of conflict of laws. Any legal action or proceeding arising under this Agreement will be brought exclusively in the federal or state courts located in the Northern District of California and the Parties hereby irrevocably consent to the personal jurisdiction and venue therein.

  16.5.
  Legal Fees.    If any dispute arises between the Parties with respect to matters covered by this Agreement which leads to a proceeding, pursuant to Section 15.2, to resolve such dispute, the prevailing party in any such proceeding shall be entitled to receive its reasonable attorneys' fees, expert witness fees and out-of-pocket costs incurred in connection with such proceeding, in addition to any other relief to which it may be entitled.

  16.6.
  Severability.    If one or more provisions of this Agreement are held to be unenforceable under applicable law, then such unenforceable provision shall be deemed modified so as to be enforceable (or if not subject to modification then eliminated herefrom) for the purpose of those procedures to the extent necessary to permit the remaining provisions to be enforced.

  16.7.
  Counterparts.    This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

  16.8.
  Compliance with Laws.    The Parties agree to abide by Accuray's compliance policies and all federal, state or local laws, regulations, ordinances or other legal requirements in connection with the performance of the services hereunder. Accuray will not be held responsible for any activities of Training Center that may be considered to be illegal. For example, Accuray does not support the practice of bribes or under-the-table payments. In the event that Accuray deems that the good-will of its products has been significantly or may potentially be affected by any such illegal activity, then Accuray reserves the right to terminate this Agreement under Section 10.1, with no further liability to Training Center. Accuray assumes no liability for any such practices and Training Center hereby indemnifies and holds Accuray, its officers and assigns, harmless from any and all such activities of Training Center. In addition, at all times during this Agreement, Training Center shall have in effect all licenses, permits and authorizations for all local, state, federal and foreign governmental agencies to the extent the same are necessary to the performance of the services and Programs hereunder and will verify all such licenses, permits and authorizations are in place before performing any services or conducting any Programs under this Agreement. Training Center shall not perform any services or conduct any Programs under this Agreement for which it does not hold all necessary licenses, permits and authorizations and will hold Accuray harmless in all respects for any claims or actions resulting from Training Center's violation of this provision.

  16.9.
  No Election of Remedies.    Except as expressly set forth in this Agreement, the exercise by either Party of any of its remedies under this Agreement will be without prejudice to its other remedies under this Agreement or available at law or in equity.

  16.10.
  Notices.    All notices required or permitted under this Agreement will be in writing and delivered in person, effective immediately, by overnight delivery service, effective two (2) business days after deposit with the carrier, or by registered or certified mail, postage prepaid with return receipt requested, effective five (5) business days after deposit with the carrier. All communications will be sent to the addresses set forth below or to such other address as may be specified by either party in writing to the other party in accordance with this Section:

To Accuray:	To Training Center:
Accuray Incorporated
Attention: SVP, Chief Marketing Officer
1310 Chesapeake Terrace
Sunnyvale, CA 94089
with cc to: General Counsel
  16.11.
  Waiver.    The waiver of any breach of any provision of this Agreement will not constitute a waiver of any subsequent breach of the same or other provisions hereof.

[SIGNATURE PAGE FOLLOWS]

        IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their officers thereunto duly authorized as of the day and year first written above. The Parties acknowledge and agree that this Agreement does not become effective until it has been signed by all parties indicated below.

TRAINING CENTER	ACCURAY, INC.
Signature:	Signature:
Name:	Name: Eric Lindquist
Title:	Title: SVP, Chief Marketing Officer
Address:	Address: 1310 Chesapeake Terrace
Sunnyvale, CA 94089
Telephone:	Telephone: (408) 716-4600
Date:	Date:
Signature:
Name: Darren J. Milliken
Title: General Counsel
Date:

SIGNATURE PAGE TO ACCURAY TRAINING CENTER AGREEMENT

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